UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2011

Investors Capital Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	1-16349	04-3284631
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Broadway East Lynnfield, MA 01940
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 949-1422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.       Results of Operations and Financial Condition

See Item 8.01 below.

Item 8.01.       Other Events

In connection with the previously announced offering by certain stockholders of the Company of up to 3,608,820 shares of the Company’s common stock (the “Shares”), Investors Capital Holdings, Ltd. (the “Company”) intends to disclose the Company’s preliminary financial results for the fiscal quarter ended June 30, 2011.  Such financial results are included in Exhibit 99.1 herewith.

The information included in this Current Report and in Exhibit 99.1 hereto contains or incorporates by reference statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cautions that any forward-looking statements contained or incorporated by reference in this Current Report or made by management of the Company involve risks and uncertainties and are subject to change based on various important factors.  When used in this Current Report and in Exhibit 99.1 hereto, the word “estimates” and similar expressions are intended to identify forward-looking statements.  You are cautioned that any such forward-looking statements involve significant known and unknown risks, uncertainties and other factors that may cause the Company’s past results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by those forward-looking statements.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.

Number	Description
99.1	Disclosure regarding the Company’s preliminary financial results for the fiscal quarter ended June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Investors Capital Holdings, Ltd.

By:	/s/ Timothy B. Murphy
Timothy B. Murphy, Chief Executive Officer

Date: July 27, 2011

EXHIBIT INDEX

Exhibit No.        Description

99.1                   Disclosure regarding the Company’s preliminary financial results for the fiscal quarter ended June 30, 2011.

Exhibit 99.1

RECENT DEVELOPMENTS

We are currently in the process of finalizing our consolidated financial results for the fiscal quarter ended June 30, 2011, and therefore our actual results for such period are not yet available.  We estimate our total consolidated revenues to be in the range of $20.5 million to $21.5 million as compared to $20.9 million for the same period last year.

We currently estimate a net operating loss in the range of $0.70 million to $0.80 million for the fiscal quarter ended June 30, 2011, as compared to a net operating loss of approximately $0.01 million for the year ago fiscal quarter.  Factors contributing to the loss include regulatory assessments that exceeded our expectations, material accruals for legal defense and settlement liabilities and professional fees incurred in connection with the announced offering.  The above-mentioned accruals were generated largely in connection with legal proceedings that arose in connection with losses in alternative investment vehicles that became financially impaired.

The foregoing information includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The preliminary financial data included above have been prepared by us, and our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to such information.  Our independent registered public accounting firm has not completed its review of our consolidated financial statements for the period ended June 30, 2011.  The preliminary financial data included above were based on assumptions, estimates and business decisions that are subject to significant uncertainties and contingencies, many of which are beyond our control.  Investors should understand that our actual results may differ materially from our current estimates due to completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for our second quarter are finalized.  Except as required by law, we do not expect to update these forecasts and estimates to reflect future events prior to the release of our actual results.